As filed with the Securities and Exchange Commission on January 23, 2012

Registration Statement No. 333-31238

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Superclick, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Washington	52-2219677
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

10222 St-Michel Blvd., Suite 300, Montreal, Quebec, H1H 5H1

(Address of Principal Executive Offices) (Zip Code)

Rick L. Moore

Superclick, Inc.

10222 St-Michel Blvd., Suite 300

Montreal, Quebec, H1H 5H1

(Name and Address of Agent For Service)

(858) 518-1387

(Telephone Number, Including Area Code, Of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

On or about September 15, 2005, the Securities and Exchange Commission declared effective a Registration Statement on Form SB-2 (File no. 333-31238) (the “Registration Statement”) of Superclick, Inc., a Washington corporation (the “Company”), relating to 19,215,997 shares of common stock, $0.0006 par value per share (the “Common Stock”), to be sold by the selling shareholders identified in the prospectus. This offering has been completed or terminated. Pursuant to the undertaking contained in the Registration Statement, the Company files this post-effective amendment to the Registration Statement to terminate the Registration Statement and deregister all of the shares of Common Stock that remain unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on January 23, 2012.

Superclick, Inc.

By:	/s/ Rick L. Moore
Rick L. Moore
President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rick L. Moore	President and Sole Director	January 23, 2012
Rick L. Moore

/s/ George Goeke	Principal Financial Officer and Principal Accounting Officer	January 23, 2012
George Goeke